Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our report dated July 29, 2004, with respect to the financial statements of Array BioPharma, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2005 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                                                                                                                                                                                                                                                                                                                /s/ Ernst & Young, LLP

Denver, Colorado

March 2, 2006